Exhibit 4.5

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

SUBJECT TO CONTRACT

AMENDMENT NUMBER ONE

This amendment number one (“Amendment”) to the Agreement (as defined below) is entered into by and between Google Ireland Limited, a company incorporated under the laws of Ireland whose principal place of business is at Gordon House, Barrow Street, Dublin 4 (“Google”) and Incredimail Limited whose registered office is at 4 Haneschoshet Street Tel Aviv Israel  ("Customer").

This Amendment shall be effective (“Amendment Effective Date”).

INTRODUCTION

(A)
Customer and Google are parties to a Google Services Agreement with an effective date of (the “GSA”) and a Google Services Agreement Order Form with an effective date of 1 July 2008 (the “Order Form”) (together the “Agreement”).

(B)	The parties now wish to amend the Agreement in the manner set out in this Amendment.

AGREED TERMS

1.	Definitions

Capitalised terms used but not defined in this Amendment shall have the same meaning as in the Agreement.

2.	Amended Clause 3

Clause 3 of the Order Form shall be deemed deleted and replaced with the following clause as and from the Amendment Effective Date:

3.1
Unless otherwise agreed between the parties in writing, Customer’s implementation of the applicable Services shall be in all material respects in the form set out in Exhibits to this Order Form and shall comply in all material respects with the specifications set out in Exhibits.

3.2	[***]

3.3	All Approved Search Service Applications must be wholly owned or controlled by Customer at all times during the Term.

3.4
Customer will inform Google of any complaints of End Users relating to the installation of Approved Search Service Applications by End Users in accordance with Google’s reasonable directions from time to time.  Google may direct Customer to modify any Approved Search Service Application in order to improve user experience, in which event Customer shall make such modifications within 5  working days, and where not possible for Customer to comply within 5 working days, Google shall have the right to direct Customer by notice to cease use of such Approved Search Service Application within 5 days of such notice, and such application shall cease to be an Approved Service Application for the purposes of this Agreement from the expiry of such notice.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

3.	Additional URLs

From the Amendment Effective Date, the following URLs shall be the WebSearch Sites and the AdSense for Search Sites:

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4. Additional Terms and Conditions

The following clauses shall be deemed added to the Order Form as and from the Amendment Effective Date.

6. Approved Site Tests

6.1
Customer may request approval in writing to run tests on the Sites, by providing a proposed user interface and any other details reasonably requested by Google, including such details as may be required to define the rationale, scope, commencement date, duration and expected impact of the test(s). Google may, in its sole discretion by written notice (which may be by email):

(i) approve the proposed test subject to any conditions that Google may specify, including, but not limited to, duration of the test and number of End Users affected ("Approved Tests"); or

(ii) require Customer to make changes to the proposed test, which Customer shall confirm through the resubmission of the test approval request; or

(iii) reject the proposed test.

6.2
Customer shall not launch any tests that are not Approved Tests. Prior to launching an Approved Test, Customer shall send Google the test URL for such Approved Test and Customer shall implement any changes as may be requested by Google. Google shall then notify Customer whether such URL is approved to launch the applicable Approved Test. Customer may not make any changes to an Approved Test following launch of the applicable Approved Test in accordance with this clause 6.2 without Google’s written consent (which may be by email).

6.3	All Approved Tests must be on Sites technically and editorially controlled by Customer at all times during the Term.

6.4	Customer will immediately notify Google of any complaints from End Users relating to the Approved Tests.

6.5
If Google in its sole discretion determines that any Approved Test is detrimental to Google and/or Google’s advertisers, then Google may direct Customer to modify or cease any Approved Test, Customer will use best efforts to cease or modify such Approved Test expediently.

6.6
Customer shall provide any information that may be requested by Google relating to the results of the Approved Tests for the purposes of determining whether to grant consent to changes to the user interface in accordance with clause 7 of this Order Form.

7. Further changes to the User Interface of the Sites.

7.1	In the event that Customer wishes to make any material changes to the implementation of the Services on the user interface of the Sites it will:

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

(a)	notify Google of this (in writing or by email sent to the Google Account Manager) and submit a proposed new mock-up and any other relevant details of the proposed changes for approval by Google; and

(b)	not implement the proposed changes until Google has provided email confirmation of its approval of such changed user interface (such approval to be at Google's absolute discretion).

7.2
All proposed changes to the user interface for the implementation of any of the Services must comply with Google’s standard technical requirements and specifications and with Google’s then current brand treatment guidelines in effect for such Services, which are located at http://www.google.com/wssynd/02brand.html, or such other URL as may be notified to Customer by Google from time to time.

7.3
In the event that Customer changes the user interface for the implementation of any of the Services at any time without having first obtained Google’s approval in accordance with this clause 2 of this Order Form, Google shall notify the Customer of such transgression in writing (which may be by email) and Google’s obligation to pay Customer’s percentage of Net AdSense Revenues shall be suspended from the date of such notifice until such time as either (i) Customer reinstates the original approved implementation or (ii) Google provides approval (which approval can be provided by email) of such changed user interface.

7.4	Material changes to the user interface will include (but not be limited to):

(a)	any changes to the format and/or size of the search box by which End Users submit Queries and/or the placement of such search box on the Site;

(b)
any changes in relation to the display of Search Results, AdSense for Search Sets and/or AdSense for Content Sets such as changes to the format (including colour or font) in which these are displayed, the size of AdSense for Content Sets being displayed, the number of Ads contained in any AdSense for Search Sets and/or AdSense for Content Sets being displayed, the placement on the Site of any Search Results, AdSense for Search Sets and/or AdSense for Content Sets and/or the extent to which they are clickable; and/or

(c)	any changes in the usage of any Google brand features or other attribution or similar wording.

8.	[***]

5. Exhibits

The Exhibits to the Agreement shall be deemed deleted and replaced with the Exhibits to this Amendment and incorporated into the Agreement from the Amendment Effective Date.

6. Continuation

The Agreement shall remain in full force and effect unchanged except as modified by this Amendment.

Signed by the parties on the dates stated below

Google Ireland Limited By: S/Ronan Harris Title: Director Date: 20/01/09	Customer: Incredimail Limited By: S/Ofer Adler Title: CEO Date: 19/01/09

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

EXHIBIT A

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

EXHIBIT B

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Exhibit C

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Exhibit D

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